Exhibit 23.5

Melnik Oded Business Advisory Ltd.

Re: Consent letter

We consent to the reference to our firm under the caption “Experts” in the Registration Statement on Form F-3 and related prospectus of BOS Better Online Solutions Ltd.

/s/ Melnik Oded Business Advisory Ltd.
September 7, 2006	Melnik Oded Business Advisory Ltd.